SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------
                                 FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DIGICURVE, INC.
           (Name of small business issuer in its charter)


Nevada                            2741                       20 14800203
------                            ----                       -----------
(State or Other         (Primary Standard Industrial        (IRS Employer
Jurisdiction of             Classification Code)          Identification #)
Organization)



DIGICURVE, INC.                                      NEVADA STATE CORPORATE
2764 Lake Sahara Drive, Suite 111                       NETWORK INC.
Las Vegas, NV 89117                         2764 Lake Sahara Drive, Suite 111
(702) 851-5424                                      Las Vegas, NV 89117
                                                      (702) 838-8599

(Address and telephone of registrant's    (Name, address and telephone number
executive office)                                       of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

Securities
   to be             Amount To Be  Offering Price   Aggregate    Registration
Registered            Registered    Per Share(1)  Offering Price     Fee(2)
----------           ------------  -------------- -------------- ------------
Common Stock          4,000,000      $ 0.02       $ 80,000       $  9.42

Common Stock by
 Selling Shareholders 3,200,000      $ 0.02       $ 64,000(3)    $  7.53


(1) The Offering price has been arbitrarily determined by DigiCurve, Inc. ("DigiCurve") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) The portion of the shares which are being offered by the Selling Shareholders has been calculated based upon Rule 457(c) under the Securities Act.

(3) DigiCurve will not receive any of the proceeds from the sale of common stock by Selling Shareholders.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  PROSPECTUS

                                DIGICURVE, INC.
                            SHARES OF COMMON STOCK
        NO MINIMUM TO 4,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                     AND
                              DIGICURVE, INC.
                           SHARES OF COMMON STOCK
     3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

    Prior to this Offering, there has been no public trading market for the common stock. DigiCurve, Inc. ("DigiCurve") common stock is presently not traded on any market or securities exchange.

    DigiCurve is registering up to 4,000,000 shares of common stock at an offering price of $0.02 per share. The maximum amount to be raised is $80,000. There will be no underwriter or broker/dealer involved in the transaction and no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by DigiCurve through its sole Officer and Director. There will be no minimum amount of shares sold and DigiCurve will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by DigiCurve will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable law. DigiCurve will pay all expenses incurred in this offering.

    Concurrent with DigiCurve, Inc.'s registration and offering of up to 4,000,000 common shares to be sold by the Company, the Company is also registering, on behalf of certain Selling Shareholders, an additional 3,200,000 shares at an offering price of $0.02 per share for the duration of the offering, on a best efforts basis, no minimum, 3,200,000 shares maximum. There is no escrow account. The offering by the Selling Shareholders will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so. DigiCurve will not receive any proceeds from the sale of any of the shares that may be sold by the Selling Shareholders.

    Since there is no minimum number of shares that may or must be sold by the Company, we may receive no proceeds or very minimal proceeds from the Offering.

    The following table sets forth the information for the share Offering:

                                               Underwriting
                                                Discounts,
                                      Price to  Discounts or  Proceeds to
                                       Public   Commissions     Company
                                      --------  -----------   -----------
Per Share as Offered By DigiCurve       $ 0.02      None          $ 80,000
Total # of Shares
  Offered by DigiCurve                 4,000,000    None            100%

    PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK. DIGICURVE, INC. ("DIGICURVE") COMMON STOCK IS PRESENTLY NOT TRADED ON ANY MARKET OR SECURITIES EXCHANGE.

    THE QUOTED PRICE IS THE INITIAL ASKING PRICE BY THE SELLING SHAREHOLDERS AND THE COMPANY IN THEIR OFFERING OF SHARES. IN THE EVENT THAT A MARKET IS CREATED TO TRADE THESE SHARES, THE SHARES WILL BE OFFERED AT THE FIXED PRICE OF $0.02 PER SHARE FOR THE DURATION OF THE OFFERING. AT PRESENT, THE SELLING SHAREHOLDERS HAVE NO AGREEMENTS WITH ANY BROKER/DEALER TO SELL THESE SHARES. IN THE EVENT THAT THE EXISTING SELLING SHAREHOLDERS' SHARES ARE SOLD THROUGH A BROKER/DEALER, A STANDARD COMMISSION MAY BE PAID FROM THE PROCEEDS TO THAT BROKER/DEALER.

    THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is ___________________.

    INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.

                   PLEASE READ THIS PROSPECTUS CAREFULLY.

    The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              TABLE OF CONTENTS
                              -----------------

SUMMARY OF OUR PROSPECTUS                                              7
RISK FACTORS                                                           9
USE OF PROCEEDS                                                       2523
DETERMINATION OF OFFERING PRICE                                       2625
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                         2625
SELLING SECURITY HOLDERS                                              2826
PLAN OF DISTRIBUTION                                                  2827
LEGAL PROCEEDINGS                                                     3028
DESCRIPTION OF PROPERTY                                               3028
BUSINESS                                                              3028
COMPANY HISTORY                                                       3029
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION             3432
MANAGEMENT                                                            3533
EXECUTIVE COMPENSATION                                                3634
PRINCIPAL STOCKHOLDERS                                                3634
DESCRIPTION OF SECURITIES                                             3735
CERTAIN TRANSACTIONS                                                  3937
LITIGATION                                                            3937
EXPERTS                                                               3937
FINANCIAL STATEMENTS                                                  F-137
Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS                   4038
EXHIBITS                                                              4139
UNDERTAKINGS                                                          4240
SIGNATURES                                                            4441



                   DEALER PROSPECTUS DELIVERY OBLIGATION

"Until ____________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                        SUMMARY OF OUR PROSPECTUS

    This summary provides an overview of selected information contained in this Prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this Prospectus and review our financial statements contained herein.

Summary Information about DigiCurve, Inc.

    DigiCurve, Inc. ("DigiCurve," the "Company," "we," "us") was incorporated in the State of Nevada as a for-profit Company on July 21, 2004 and established a fiscal year end of February 28. The Company is a development-stage Company organized to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" (www.herflexappeal.com) where the Company's content is available for viewing and downloading. The Company expects to create its own original content by hiring female models and creating pictorial albums available for online viewing. The Company attends various bodybuilding, fitness, and sports competitions that attract the talent required for the Company's website content. The website includes biographies, still pictures, and video clips. DigiCurve's core focus will be marketing its subscription-based website to individuals that are interested in athletic females. The Company has realized there is a market segment interested in physically fit athletic females and the Company will strive to hire the best athletic and fitness models that the genre has to offer.

    Our business office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117 and our telephone number is (702) 851-5424, fax (702) 838-5130. Our United States and registered statutory office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117, telephone number (702) 838-8599. Our fiscal year end is February 28th.

    As of August 31, 2005, the end of the most recent fiscal quarter, DigiCurve had raised $23,000 through the sale of its common stock. There is $9,080 of cash on hand in the corporate bank account. The Company currently has liabilities of $3,500, represented by expenses accrued during its start-up. In addition, the Company anticipates incur costs associated with this offering totaling approximately $4,427. As of the date of this Prospectus, we have generated minimal revenues from business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this Prospectus.

Concurrent Offering By Selling Shareholders

Certain Selling Shareholders may endeavor to sell their shares of common stock at the same time DigiCurve is conducting this Offering. The percentage of total outstanding common stock being offered by these Selling Shareholders is 31.3%. The price at which the Selling Shareholders offer their shares is a fixed price of $0.02 per share for the duration of the Offering. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock. DigiCurve will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

Summary Information About The Offering

Securities being Offered    Up to 7,200,000 shares of common stock. 3,200,000
By Selling Shareholders,    common shares being offered by Selling
Common Stock, par value     Shareholders and 4,000,000 shares of common stock
$0.001                      being offered by DigiCurve.

Offering Price Per Share    $0.02 per share for the duration of the
by DigiCurve and Selling    Offering
Shareholders

Number of Shares            10,200,000 common shares are currently issued
Outstanding                 and outstanding. 3,200,000 of the issued and
Before the Offering         outstanding shares are being offered for sale
of Common Shares            under this Prospectus by certain Selling
                            Shareholders.

Number of Shares            14,200,000 common shares (if maximum is sold).
Outstanding After the
Offering

Minimum Number of           None
Shares to be Sold
in this Offering

Use of Proceeds             DigiCurve will not receive any proceeds from the
                            sale of the common stock by the Selling
                            Shareholders. If all 4,000,000 common shares being offered by DigiCurve are sold, the total gross proceeds to DigiCurve would be $80,000.
                            The Company intends to use the proceeds of this offering (i) to continue to develop or enhance its current products and technologies, specifically, the Company's website www.HerFlexAppeal.com; (ii) to hire and pay for new content and models for its website; (iii) for the expansion of the Company's marketing and sales capabilities; (iv) for other general corporate and working capital purposes. The
                            Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this offering, including legal, accounting, and SEC filing ($2,077);
                            printing/mail ($250); and transfer agent fees
                            ($2,100). The remaining proceeds will be allocated as described above.

Offering Period             The shares are being offered for a period not to
                            exceed 90 days from the date this Prospectus is effective with the Securities and Exchange
                            Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering       The Selling Shareholders will determine when and
                            how they will sell the common stock offered in this Prospectus.

Summary of Financial Information

    Balance Sheet                             As of August 31, 2005
    -------------                             ---------------------
    Total Assets                                   $ 10,100
    Total Liabilities                              $  3,500
    Shareholders' Equity                           $  6,600

                                              July 21, 2004 (inception)
    Operating Data                            Through August 31, 2005
    --------------                            -------------------------
    Revenue                                        $  5,102
    Net Loss                                       $ (4,747)
    Net Loss Per Share                             $  (0.00)

    DigiCurve has had minimal revenues to date and has incurred losses since inception. The Company has had just commenced operations and has been issued a "going concern" opinion from their accountants upon the sole reliance of the sale of its common stock to fund future operations.

                               RISK FACTORS

    Please consider the following risk factors before deciding to invest in our common stock.

1. BECAUSE THE COMPANY LACKS AN OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

    The Company was recently formed to carry out the activities described in this Prospectus and has only a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered during the development stage of a business in an ever-changing industry and the research, development, manufacture, commercialization, distribution, and commercialization of technology, procedures, products, and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that the efforts of the Company will result in successful product commercialization. There can be no assurance that the Company will be able to achieve profitable operations.

2. KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

    The Company is dependent on the efforts and abilities of its senior management. The loss of any member of that management could have a material adverse effect on the Company's business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service; however, there can be no assurances that replacement personnel, if any, will cause the Company to operate profitably. All decisions regarding management of the Company's affairs will be made exclusively by its sole Officer and Director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of its sole Officer and Director. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the sole Officer and Director will not abuse his discretion in making decisions with respect to its affairs and other business decisions is the fiduciary obligations and business integrity of the Officer and Director. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the sole Officer and Director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the sole Officer and Director. The sole Officer and Director may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on its senior management.

3. INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

    A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. A purchase of the offered shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the offered shares, or any return whatsoever, or the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser of offered shares should read this Prospectus and all exhibits to this Prospectus carefully and consult with that purchaser's attorney, business advisor, and/or investment advisor.

4. BECAUSE THE SOLE OFFICER AND DIRECTOR OF THE COMPANY HAS OTHER OUTSIDE BUSINESS INTERESTS AND ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF HIS TIME TO THE COMPANY'S ACTIVITIES WHICH MAY RESULT IN BUSINESS FAILURE.

    The sole Officer and Director of the Company may engage in other business activities. The person serving as sole Officer and Director may have conflicts of interests in allocating time, services, and functions between the other business ventures in which he is or may be or become involved. The sole Officer and Director, however, believes that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the Company's business.

5. THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY'S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

    At present, there is no established public market for the Company's shares. As a result, the offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Additionally, because the Company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

6. IN THE EVENT OF THE DISSOLUTION OF THE COMPANY IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

    In the event of dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after satisfaction of claims of the Company's creditors. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied there from.

7. THE SHARES OF THE COMPANY ARE CONSIDERED "PENNY STOCKS" WHICH MAY IMPACT ON AN INVESTOR'S ABILITY TO RE-SELL THEIR SHARES ON THE PUBLIC MARKET.

    The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities becomes subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

8. THERE IS NO EXISTING MARKET FOR THE COMPANY'S SHARES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL RAISE ENOUGH CAPITAL THROUGH THIS SHARE OFFERING TO MEET ITS OBLIGATIONS.

    The offered shares are being offered on a 'best efforts" basis and no person, firm, or corporation has agreed to purchase any of the offered shares. No assurance can be given that any or all of the offered shares will be sold.

9. BECAUSE THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS SUBSCRIPTIONS, IF THE COMPANY FILES FOR BANKRUPTCY PROTECTION OR IS FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

    The terms of this Offering do not establish a minimum amount of funds that the Company must receive in order to utilize the proceeds from the Offering; therefore, no provisions have been made to deposit in escrow any of the funds received from the purchase of the offered shares. Even if the Company is successful in selling all of the offered shares, the funds available for operation may not be adequate to carry out its business objectives for an extended period of time and additional funds may be required. There is no assurance that additional funds will be available from any source; and, if not available, the Company may not be able to continue to operate, in which event, purchasers of the offered shares may lose their entire investment.

10.  INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR
INTERESTS.

    The sole Officer and Director of the Company has complete discretion in the allocation of proceeds in the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of the officer. While the Company anticipates that the proceeds of the Offering will be used for working capital, infrastructure development, marketing, and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

11. EXISTING SHAREHOLDERS COULD LOSE EFFECTIVE CONTROL OF THE COMPANY AND NOT BE ABLE TO ELECT A REPRESENTATIVE TO THE BOARD OF DIRECTORS.

    Upon consummation of this Offering, the pre-offering shareholders of the Company will not beneficially own a majority of the issued and outstanding shares of the Company's common stock. Because of such ownership, the post-offering shareholders may effectively control the election of all members of the Board of Directors of the Company and determine all corporate actions. Purchasers of the offered shares may be entitled to accumulate their votes for the election of Directors or otherwise. Accordingly, the holders of a majority of the common shares of the Company present at a meeting of shareholders of the Company may be able to elect all of the Directors of the Company and the minority shareholders of the Company may not be able to elect a representative to the Board of Directors.

12. THE COMPANY DOES NOT EXPECT TO PAY CASH DIVIDENDS WHICH MAY LOWER EXPECTED RETURNS FOR INVESTORS.

    The Company does not anticipate paying dividends on its common stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of its business.

13. THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR'S ENTIRE INVESTMENT.

    Although the Company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products and services to its customers;
(iii) obtain adequate financing on favorable terms to fund its business; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate within an environment of increasing competition. The inability of the Company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

14. THERE IS NO ASSURANCE THAT THE COMPANY CAN CREATE OR SUSTAIN A MARKET FOR ITS SHARES.

    There is currently no traded public market for the Company's common stock. There are no assurances that any public market will be established or maintained for the Company's stock.

15. UNCERTAINTY EXISTS AS TO WHETHER THE COMPANY WILL HAVE SUFFICIENT FUNDS TO CARRY OUT ITS BUSINESS STRATEGY THEREBY MAKING AN INVESTMENT IN THE COMPANY EXTREMELY SPECULATIVE.

    The Company will likely be required to raise substantial funds in addition to the proceeds from this Offering. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to the Company's stockholders. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its results of operations and financial conditions.

Risks Related to the Company's Market and Strategy

16. BECAUSE OF THE COMPANY'S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

    The Company's success will be dependent in large part on computer systems that deliver its content and the networks that connect those computer systems, especially the e-commerce connections that allow the Company to collect revenues for the services it provides.. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which may require the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing, or adopting such technological changes on a timely basis or that it will have the resources available to invest in new technologies. In addition, the Company's business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business. Operating malfunctions in the software systems of financial institutions, market makers, and other parties may also have an adverse affect on the operations of the Company.

17. BECAUSE THE MAJORITY OF THE COMPANY'S BUSINESS WILL BE CONDUCTED THROUGH THE INTERNET, THE COMPANY'S SUCCESS WILL DEPEND ON ITS ABILITY TO CONTINUALLY INTRODUCE PRODUCTS THAT MEET CHANGING CUSTOMER NEEDS.

    The majority of the Company's products and services are provided through the Internet. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. The Company's success will depend partially on the its ability to introduce new content, services, and technologies continually and on a timely basis and to continue to improve the performance, features, and reliability of its products and services in response to both evolving demands of prospective customers and competitive products.

18. BECAUSE THE COMPANY'S PRODUCT WILL BE MARKETED THROUGH THE INTERNET, THE COMPANY'S BUSINESS SUCCESS WILL BE SUBSTANTIALLY DEPENDANT ON THE CONTINUED GROWTH AND USE OF THE INTERNET, THE STABILITY OF THE INTERNET INFRASTRUCTURE, AND THE COMPANY'S ABILITY TO ADOPT AND MANAGE INTERNET BASED TECHNOLOGICAL CHANGES.

    The Company's future success is substantially dependent upon continued growth in the use of the Internet in order to support the need for its products and services. To predict the extent of further growth, if any, in Internet expenditures is difficult. To the extent that the Internet continues to experience significant growth in the number of users and use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Internet will not be adversely affected by this continued growth. If the Internet infrastructure does not effectively support the growth that may occur, the Company's business, operating results, and financial condition would be materially and adversely affected.

    The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth Internet access becomes more widely available through cable modems or other technologies, the Company may be required to make significant changes to the design and content of its online products and services to compete effectively. Failure of the Company to adapt to these or any other technological developments effectively could adversely affect its business, operating results, and financial condition. Increasing the size of the Company's user base is critical to increasing revenues. If the Company cannot increase the size of its user base, it may not be able to generate additional revenues, which could leave it unable to maintain or increase its business. To increase its user base, the Company must (i) continuously update its content; (ii) increase brand recognition through advertising and syndication; (iii) enhance its technology to improve the functionality of its website; and (iv) offer attractive opportunities to electronic commerce sponsors and users. If the Company does not achieve these objectives to increase its user base, its business could be harmed.

    The Company's success is significantly dependent upon continued growth in the use of the Internet generally. A number of factors may inhibit the growth of Internet usage globally including (i) inadequate network infrastructure;
(ii) security concerns; (iii) inconsistent quality of service; and (iv) limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, the Company's results could be adversely affected.

    If the Internet infrastructure becomes unreliable, access to the Company's network may be impaired and its business may be harmed. The Company's success depends in part on the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop or be adequately maintained, the Company's business would be harmed because users may not be able to access the Company's website network. Among other things, development and maintenance of a reliable infrastructure will require a reliable network with the necessary speed, data capacity, security, and timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is expected to continue to experience, significant increase in number of users and amount of use. If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face additional outages and delays in the future. These outages and delays could reduce Internet usage and use of the Company's website network. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the Company's website network may be reduced. Even if the Internet infrastructure is adequately developed and maintained, the Company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the Company's financial results.

    The Company's systems may fail due to natural disasters, telecommunications failures, and other events, any of which would limit user access. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, and similar events could damage the Company's communications hardware and computer hardware operations for its website and cause interruptions in the Company's services. Computer viruses, electronic break-ins, or other similar disruptive problems could cause users to stop visiting the Company's website and could cause advertisers and sponsors to terminate agreements. If any of these circumstances occurred, the Company's business could be harmed. The Company's insurance policies, if any, may not adequately compensate it for any losses that may occur due to any failures of or interruptions in its systems. The Company does not presently have a formal disaster recovery plan. The Company's website must accommodate significant use and deliver frequently updated information. The Company's website may experience slower response times or decreased traffic for a variety of reasons. In addition, the Company's website users will depend on Internet service providers, online service providers and other website operators for access to its website. Many of these providers and operators will have experienced significant outages in the past, and could experience outages, delays, and other difficulties due to system failures unrelated to the Company's systems. Any of these system failures could harm the Company's business.

19. THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PROPERTY RIGHTS WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

    There has been substantial litigation in the computer industry regarding intellectual property rights. There can be no assurance that third parties will not, in the future, claim infringement by the Company with respect to current or future content, trademarks, or other proprietary rights, or that the Company will not counterclaim against any such parties in such claims. There is also no assurance that the Company will not be forced to initiate costly and time-consuming litigation against third parties in order to protect against the infringement or misappropriation of the Company's intellectual property rights. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product release delays, require the Company to redesign or reproduce its products, or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon its business, operating results, and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all.

20. BECAUSE THE MARKET FOR THE COMPANY'S CONTENT IS VERY SPECIALIZED, THERE IS NO ASSURANCE THAT DIGICURVE PRODUCTS WILL BE ACCEPTED OR THAT IT CAN ESTABLISH ANY SIGNIFICANT MARKET PRESENCE. IF THE COMPANY CANNOT CREATE A SIGNIFICANT MARKET FOR ITS CONTENT IN WHAT IS AN EXTREMELY COMPLETIVE INDUSTRY, IT WILL FAIL.

    The market for the Company's content is a niche market and is rapidly changing and significantly competitive. The Company expects competition for subscribers interested in physically fit athletic females to continue to increase, and if it cannot compete effectively, its business could be harmed. Competition will probably increase significantly, as new companies enter the market and current competitors expand their services. Some of the Company's competitors may enjoy substantial competitive advantages, including (i) larger number of models and content; (ii) long term, established business relationships; (iii) greater brand name recognition; (iv) more fully-developed marketing plans (v) larger production and service staff; and (vi) substantially greater financial, marketing, technical, and other resources. If the Company does not compete effectively or if the Company experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could be adversely affected. Competition may include companies that are larger and better capitalized than the Company and that have expertise and established name recognition. There can be no assurance that competitors will not develop Internet-related products and services that are superior or that achieve greater market acceptance than the Company's.

21. INTERNET MARKETING METHODS ARE SUBJECT TO RAPID CHANGE AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE KEEP PACE WITH THE RATE OF CHANGE.

    The Internet has changed marketing patterns in a wide variety of industries. The significant of personal computer usage within scientific research organizations may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may invest in Internet-based projects that future changes may render obsolete.

22. THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

    The Company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has offices. The Company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the Company's business, financial condition, and results of operation.

    The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing, and characteristics and quality of products and services. For example, the Company may be subject to the provisions of the recently enacted Communications Decency Act (the "CDA"). Although the constitutionality of the CDA, the manner in which the CDA will be interpreted and enforced and its effect on operations cannot be determined at this time, it is possible that the CDA could expose the Company to substantial liability. The CDA could also reduce the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium and could, thereby, have a material adverse effect on business, results of operations, and financial condition. A number of other countries also have enacted, or may enact, laws that regulate Internet content. Other nations, including Germany, have taken actions to restrict the distribution of material deemed to be objectionable on the Internet, and the European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on the Company's international operations.

    In addition several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. The growing popularity and use of the Internet has overburdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service. In response local telephone carriers such as Pacific Bell, have petitioned the FCC to regulate Internet Service Providers ("ISPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for the Company's products and media properties.

    A number of proposals have been made at the federal, state, and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect the Company's opportunity to derive financial benefit. In addition, a number of other countries have announced or are considering additional regulation in many of the foregoing areas. Such laws and regulations, if enacted in the United States or abroad, could fundamentally impair the Company's ability to provide access to its website and related services, or substantially increase the cost of doing so, which would have a material adverse effect on its business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and the Company may be subject to claims that its services violate such laws. Any such new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business operating results and financial condition.

    Governmental regulation of the Internet may restrict the Company's business. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that relate to issues including user privacy, pricing, and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase the Company's costs of operations and harm its business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Internet. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate ISPs and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet. Possible state sales and other taxes could affect the Company's results of operations. The Company generally does not collect sales or other taxes in respect of goods or services sold to users on the Company's website. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies, including the Company, which engage in or facilitate electronic commerce. A number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could reduce the Company's ability to derive revenue from electronic commerce. Moreover, if any state or foreign country were to successfully assert that the Company should collect sales or other taxes on the exchange of merchandise on the Company's website, the Company's financial results could be harmed.

    Concerns about transactional security may hinder the Company's electronic commerce strategy. A significant barrier to electronic commerce is the secure transmission of confidential information over public networks. Any breach in the Company's security could expose the Company to a risk of loss or litigation and possible liability. The Company may rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of the algorithms the Company anticipates using to protect customer transaction data may occur. A compromise of the Company's security could severely harm its business. A party who is able to circumvent the security system could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of the website. The Company may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by those breaches. However, protection may not be available on acceptable terms or at all. Concerns regarding the security of electronic commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

    The Company's success and ability to compete may be significantly dependent on its proprietary content. The Company anticipates that it will rely exclusively on copyright law to protect its content. While the Company will take what it believes to be appropriate action to protect its proprietary rights, that action may not be adequate to prevent the infringement or misappropriation of the content of its website. Infringement or misappropriation of such content or intellectual property could materially harm the Company's business. The Company may be required to obtain licenses from others to refine, develop, market, and deliver new services. The Company cannot make assurances that it will be able to obtain any such licenses on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable.

23. BECAUSE THE COMPANY IS A NEW COMPANY WITH A MINIMAL OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

    As a result of the Company's limited operating history, as well as the possibility of higher talent and content costs, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses.

    The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors, the introduction and acceptance of new or enhanced products or services by the Company or by competitors; its ability to anticipate and effectively adapt to developing markets and rapidly changing Internet technologies; the Company's ability to attract, retain, and motivate qualified personnel; initiation, renewal, or expiration of subscribers; pricing changes by the Company or its competitors; specific economic conditions; general economic conditions and other factors. Accordingly, future sales and operating results are difficult to forecast. The Company's anticipated expenses are based, in part, on its expectations as to future revenues and to a significant extent are relatively fixed, at least in the short term. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact on the Company's business, results of operations, and financial condition. In addition, the Company may decide from time to time to make certain pricing, service, or marketing decisions or acquisitions that could have a short-term material adverse effect on business results of operations and financial condition, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the Company's operating results may be less than the expectations of public market analysis and investors. In such event, the price of the Company's securities, including its common stock, would probably be materially adversely affected.

24. COMPENSATION MAY BE PAID TO OFFICERS, DIRECTORS, AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN WHICH WOULD CAUSE IT TO FAIL.

    The sole Officer and Director and any future employees of the Company may be entitled to receive compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by its sole Officer and Director and management personnel will be determined from time to time by the Board of Directors. The sole Officer and Director and any future management personnel are expected to be reimbursed for any direct out-of-pocket expenses they have incurred on behalf of the Company.

25. THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHERE THE DIRECTOR/OFFICER HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

     The Articles of Incorporation of the Company include a provision eliminating or limiting the personal liability of the Company's sole Officer and Director and its shareholders for damages for breach of fiduciary duty as a Director or Officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders.

DISCLOSURE OF THE OPINION OF THE COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE,
UNENFORCEABLE.

26. THERE IS NO GUARANTEE THAT THERE WILL BE ANY SIGNIFICANT MARKET ACCEPTANCE FOR THE COMPANY'S PRINCIPAL CONTENT OR SERVICES. IF THE COMPANY'S CONTENT IS NOT ACCEPTED, THE COMPANY MAY FAIL AND THE SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

    The strategy of the Company for growth is substantially dependent upon its ability to market its related content and services successfully to its subscribers. There can be no assurance that its content and services will achieve significant market acceptance, and that such acceptance, if achieved, will be sustained for any significant period or that content life cycles will be sufficient (or substitute products developed) to permit the Company to recover associated costs. Failure of the products of the Company to achieve or sustain market acceptance could have a material adverse effect on the business, financial conditions, and results of operations.

27. THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

    The Company expects to experience growth and expects such growth to continue for the foreseeable future. The Company's growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or results of operations.

28. THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

    Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the Company's business plan may not require more employees, capital equipment, supplies, or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs may be more than management's estimates, which could result in sustained losses.

29. THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

    There can be no assurance that the Company will be able to develop consistent revenue or that its operations will become profitable.

30. THERE IS A RISK THE COMPANY COULD LOSE ITS ABILITY TO CONTINUE ITS CONTENT AND SERVICES OR DISCONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

    The Company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the Company's Internet content delivery infrastructure could be rendered inoperable for protracted periods of time, which would adversely affect its financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

31. THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON SUBSCRIPTION SALES AND NEW CONTENT. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

    The strategy of the Company for growth may be substantially dependent upon its ability to market and distribute content successfully and may require it to introduce successful new products and services. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the Company. There can be no assurance that the Company will be able to market and distribute its products and services on acceptable terms, or at all. There can be no assurance that the Company will be able to develop new products and services that will be commercially successful. Failure to market its products and services successfully, or develop, introduce, and market new products and services successfully, could have a material adverse effect on the Company's business, financial condition, or results of operations.

32. THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

    The Company may be dependent upon various third parties for significant services, which services may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect.

33. THE COMPANY MAY BE REQUIRED TO OBTAIN CERTAIN LICENSES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ACQUIRE SUCH LICENSES. THE COMPANY ALSO FACES THE RISK OF LOSING CERTAIN PROPRIETARY INFORMATION TO ITS COMPETITORS.

    The utilization or other exploitation of the content developed or offered by the Company may require it to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to its content. In the event the Company is unable, if so required, to obtain any necessary license or consent on terms which management of the Company considers to be reasonable, it may be required to cease developing, utilizing, or commercially exploiting content affected by those copyrights or similar rights. In the event that the Company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could be significant.

34. THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND LOSE MARKET SHARE AS A RESULT.

    The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may need to move towards traditional non-electronic sales, marketing and distribution.

Risks Related to this Offering

35. THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

    The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

36. THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

    An aspect of the Company's strategy is to promote and commercially exploit its content and services in international markets. There can be no assurance that the Company will be able to market and operate its content and services in foreign markets successfully. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world, and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's potential future international operations and, consequently, on the Company's business, operating results and financial condition. In order to attract and retain users, the Company plans significant expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures may be planned or committed in advance and in anticipation of future revenues. If the Company's revenues in a particular period are less than it anticipates, it may be unable to reduce spending in that period. As a result, any shortfall in revenues would likely adversely affect the Company's operating results.

    The Company anticipates that revenue from the sale of the products may be derived from customers located primarily in the United States of America and Canada. Because a number of the principal customers of the Company may be located in other countries as well, the Company anticipates that international sales may account for a portion of its revenues. There can be no assurance that the Company will be able to manage these operations effectively or that the Company's activities will enable it to compete successfully in international markets or to satisfy the service and support requirements of its customers. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition, and results of operations.

    The Company may sell its content and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations, or financial condition.

    The products and services of the Company may be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company's business, financial condition and results of operations.

                             USE OF PROCEEDS

    The Company intends to use the proceeds of this Offering (i) to continue to develop or enhance its current content and technologies, specifically, the Company's website www.HerFlexAppeal.com; (ii) to hire and pay for new content and models for its website; (iii) for the expansion of the Company's marketing and sales capabilities; (iv) for other general corporate and working capital purposes. The Company can give no assurance that its research and development will provide technologies or products that will be commercially feasible or acceptable. Although the Company presently intends to use the proceeds of this Offering as described in this section, management of the Company has absolute discretion to adjust the application and allocation of the net proceeds of this Offering in order to accommodate various circumstances and opportunities. As a result of the foregoing, the success of the Company may be affected by the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, the Company may find it necessary or advisable to reallocate proceeds within the above-described categories or to use proceeds for other purposes, or it may be required to seek additional financing or curtail its operations.

    The Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting and SEC filing ($2,077); printing/mail ($250); and transfer agent fees ($2,100). The remaining proceeds will be allocated as described in the preceding paragraph.

    The net proceeds of this Offering that are not expended immediately may be deposited, at the Company's discretion, in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

    This Offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the Offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this Offering by the Company.

                                  If 25% of  If 50% of  If 75% of  If 100% of
                                    Shares     Shares     Shares     Shares
                                     Sold       Sold       Sold       Sold
GROSS PROCEEDS FROM                 ------     ------     ------     ------
  THIS OFFERING                     $20,000    $40,000    $60,000    $80,000
                                    =======    =======    =======    =======
Less: Offering Expenses
  Legal and Accounting Expenses       2,062      2,062      2,062      2,062
  SEC Filing                             15         15         15         15
  Printing                              250        250        250        250
  Transfer Agent                      2,100      2,100      2,100      2,100
                                    -------    -------    -------    -------
TOTAL                               $ 4,427    $ 4,427    $ 4,427    $ 4,427
                                    -------    -------    -------    -------

Less: Content Development Services
  Portable Digital Media Storage        600        600        600        600
  Model/Talent Costs                  3,000      7,000     11,000     15,000
  Trade Show Attendance               4,000      7,000     10,000     15,000
                                    -------    -------    -------    -------
TOTAL                               $ 7,600    $14,600    $21,600    $30,600
                                    -------    -------    -------    -------
Less: Sales & Marketing
  Web Site Enhancement                  700      2,000      3,000      4,000
  Computer Hardware                     500      2,000      2,000      2,500
  Direct Email Campaign                 300      1,000      2,000      3,000
                                    -------    -------    -------    -------
TOTAL                               $ 1,500    $ 5,000    $ 7,000    $ 9,500
                                    -------    -------    -------    -------
Less: ADMINISTRATION EXPENSES
  Office, Stationery,
    Telephone, Internet                 500      2,000      3,000      4,000
  Legal and Accounting                1,000      2,500      5,000      6,000
  Secretary                               0      1,000      2,000      5,000
                                    -------    -------    -------    -------
TOTAL                               $ 1,500    $ 5,500    $10,000    $15,000
                                    =======    =======    =======    =======
TOTALS                              $15,027    $29,527    $43,027    $59,527
WORKING CAPITAL                     $ 4,973    $10,473    $16,973    $20,473

Note: The above figures represent estimated costs.

                      DETERMINATION OF OFFERING PRICE

    The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

    - our lack of operating history,
    - the proceeds to be raised by the offering,
    - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
    - our relative cash requirements.

             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.



                                 -26

    Existing Stockholders if all of the Shares are Sold

        Price per share                                              $0.02
        Net tangible book value per share before the Offering       $0.005
        Potential gain to existing shareholders                    $80,000
        Net tangible book value per share after the Offering        $0.005
        Increase to present stockholders in net tangible
          book value per share after the Offering                    $0.00
        Capital contributions                                      $23,000
        Number of shares outstanding before the Offering        10,200,000
        Number of shares after the Offering held
          by existing stockholders                               7,000,000
        Percentage of ownership after the Offering                  51.0 %

    Purchasers of Shares in this Offering if all the Shares are Sold

        Price per share                                              $0.02
        Dilution per share                                         $0.0136
        Capital contributions                                      $80,000
        Percentage of Capital Contributions                         78.0 %
        Number of shares after offering held by public investors 7,200,000
        Percentage of ownership after the Offering                  51.0 %

    Purchasers of Shares in this Offering if 75% of Shares Sold

        Price per share                                              $0.02
        Dilution per share                                         $0.0146
        Capital contributions                                      $60,000
        Percentage of Capital Contributions                         72.0 %
        Number of shares after offering held by public investors 6,200,000
        Percentage of ownership after the Offering                  46.9 %

    Purchasers of Shares in this Offering if 50% of Shares Sold
        Price per share                                              $0.02
        Dilution per share                                         $0.0158
        Capital contributions                                      $40,000
        Percentage of Capital Contributions                         63.0 %
        Number of shares after offering held by public investors 5,200,000
        Percentage of ownership after the Offering                  43.0 %

    Purchasers of Shares in this Offering if 25% of Shares Sold
        Price per share                                              $0.02
        Dilution per share                                         $0.0172
        Capital contributions                                      $20,000
        Percentage of Capital Contributions                           46 %
        Number of shares after offering held by public investors 4,200,000
        Percentage of ownership after the Offering                  38.0 %

                        SELLING SECURITY HOLDERS

    The following table sets forth information, as of the date of this Offering, with respect to the beneficial ownership of our common stock both before and after the Offering. The table includes all those who beneficially own any of our outstanding common stock and are registering their shares in the concurrent Offering. NOTE: Our sole Officer and Director, John Paul Erickson, as of the date of this Prospectus, owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

    There are currently nine shareholders of our common stock.

    The percentages determined in these calculations are based upon the 3,200,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after this Offering:

                                               Total     Total
Name of Beneficial       Ownership  % Before   Shares    Shares    % Owned
Owners of                 Before    Offering   Offered   After      After
Common Stock             Offering      (1)     for Sale  Offering  Offering
------------------       ---------  ---------  --------  --------  --------

Zina Weston               380,000      3.7%    380,000       0         0%
Adele Paulson             420,000      4.1%    420,000       0         0%
Harvey Kardos             380,000      3.7%    380,000       0         0%
Allan Buch                420,000      4.1%    420,000       0         0%
Richard Haney             400,000      3.9%    400,000       0         0%
Roland Phillips           400,000      3.9%    400,000       0         0%
Joseph DeChellis          400,000      3.9%    400,000       0         0%
Naomi Glass               400,000      3.9%    400,000       0         0%

  (1) Based on 10,200,000 common shares outstanding prior to the primary
      Offering.

     Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

                           PLAN OF DISTRIBUTION

    We are Offering 4,000,000 shares on a self-underwritten basis. The offering price is $0.02 per share for the duration of the Offering.
In addition, certain Selling Shareholders are concurrently registering shares of common stock for possible resale at the same time we are conducting this Offering. The percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 31.3% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.
The Company will sell its shares only through John Paul Erickson, our President and Director. Mr. Erickson will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  (1) The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
  (2) The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
  (3) The person is not at the time of their participation, an associated person of a broker/dealer; and,
  (4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
      (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii)

    Mr. Erickson is not statutorily disqualified, not being compensated, and not associated with a broker/dealer. He is and will continue to be our President and a Director at the end of the Offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Erickson has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Erickson is not selling any of his shares in this Offering and has not sold any during the last twelve months.

    Only after our Prospectus is effective by the SEC, do we intend to advertise, possibly through tombstones, and hold investment meetings in various states and/or provinces where the Offering may be registered. We will not use the Internet to advertise our Offering. We may also distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and are considering a possible investment in the Offering.

    We confirm that we have not engaged and will not be engaging a "finder" in connection with this Offering.

Offering Period and Expiration Date

    This Offering will start on the effective date of this Prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the Offering is completed

Procedures for Subscribing

    No payment for the shares will be accepted until after DigiCurve's Form SB-2 Registration Statement for this Offering has been approved and deemed effective by the Securities and Exchange Commission.

    If you decide to subscribe for any shares in this offering, you must:

    (1) Execute and deliver a subscription agreement.
    (2) Deliver a check or certified funds to us for acceptance or rejection, in our sole discretion.

Right to Reject Subscriptions

    We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

    We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                          DESCRIPTION OF PROPERTY

    The Company does not own any real estate or other properties. The Company's office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117 and our telephone number is (702) 851-5424 and the fax is (702) 838-5130.

                                 BUSINESS

Company History

    DigiCurve, Inc. ("DigiCurve") is a development stage Company, incorporated on July 21, 2004, in the State of Nevada, to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" where the Company's content is available for viewing and downloading. The Company creates its own original content by hiring female models and creating pictorial albums available for online viewing. The Company attends various bodybuilding, fitness and sports competitions throughout North America that attract the talent required for the Company's website content. The website includes still pictures and video clips.

    The Company signed a "Consulting Services Agreement" with Altres Group, LLC, effective July 15, 2004, whereby Altres Group will assist the Company in the creation of the corporate entity, provide consulting services, assistance to become a United States reporting company, and other related matters regarding the preparation and filing of materials related to "public company" filings. The Company has agreed to pay Altres Group a total of $45,000 for its services, of which $5,000 has been paid and the remaining $40,000 balance to be payable immediately upon filing of a Form 15(C)211 package with a securities broker/dealer and acceptance of same by the NASD or similar approval authority.

    In December 2004, the Company entered into a revenue sharing agreement with Diana The Valkyrie whereby Diana The Valkyrie will provide website design and server space, technical support, administration, and billing in return for 50% of the subscription revenue.

    To date, the Company has a limited operating history and has recently launched its business strategies, launched its subscription-based website, and generated minimal revenues.

    DigiCurve has provided the following information concerning the Company and its business for inclusion in this Offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by DigiCurve, Inc.

Company Description

    DigiCurve, Inc. owns and operates a subscription-based website located at www.HerFlexAppeal.com. This website features multi-media content including digital images, video clips, and profiles of athletic models. To gain access to the content, a customer must subscribe to the site by paying a monthly fee of $13.95 US.

    The target audience is a niche market looking to purchase content featuring athletic models.

    The Company's primary revenue stream is derived from subscribers who pay a recurring monthly fee to access the multi-media content provided in the membership section. The majority of subscribers pay for access to the material in the membership section by using a credit card. A small percentage of the subscribers, less than two percent (2%), are expected to pay by using a money order sent via the post office.

    The Company creates subscriber loyalty of the website by publishing new content on the website a number of times throughout the week. Additionally, the Company introduces new models to the website on a regular basis.

    DigiCurve also intends to offer video content or "video on demand," on the HerFlexAppeal.com website that purchasers can download from the Company's server directly to a computer. Purchasers will pay a one-time fee that will give them access to download the video content. The video on demand component on the website will be available to subscribers of the site as well as the general public.

    One of the major keys to the Company's success will be subscriber loyalty thought the regular addition of new models and content. The Company attends various bodybuilding and athletic competitions to find new talent and content for the Company's website. The Company hires the talent for a photo or video shoot and the talent signs a complete model release allowing the Company to use the content on its website without paying any additional royalties. The Company pays the models a one-time modeling fee averaging $100.00 per hour for the duration of the photo or video shoot.

    The Company will also contract with professional still photographers and video photographers to make sure the quality of the Company's content is professional and always in good taste. Professional models, photographers, and makeup artists are key to creating the quality imagery that the Company needs to be successful and create market differentiation from the low quality, unprofessional imagery available on the Internet today.

Market Opportunity

    The market for pictures of beautiful women has been well established for many years through various "mens" magazines that have realized great financial success by providing quality, non-pornographic photos. Today, with the quality of computer monitor screens and the access of content through the Internet, this type of media can readily be available to a larger market at a far lower cost.

    DigiCurve has recognized that there is a growing interest in a relatively new vertical market of female photography - that of physically fit athletic females. Over the past two decades, and more noticeably in the late 1990's, athletic women have gained global recognition in athletic prowess and have garnered a large general audience, competing professionally in sports that were at one time exclusively dominated by men. In 1996, NBA Board of Governors approved the concept of a Women's National Basketball Association
(WNBA) to begin play in June 1997. Additionally, the physically fit athletic female has also moved into the gym, with competitive female bodybuilding becoming a globally recognized spectator sport and gaining a greater audience annually. It is this increasing trend, interest, and acceptance of fit females in modern society that DigiCurve intends to capitalize on with the development and marketing of its products.

Product Description

    DigiCurve offers a variety of content and services based on the physically fit female genre. The content and services available on the HerFlexAppeal website are still photography images, downloadable video clips, biographies, and articles based on particular female models or sports.

    The Company hosts the HerFlexAppeal.com website on a shared web server provided by Diana The Valkyrie, a company based in England that specializes in web hosting and e-commerce solutions for subscription-based websites related to the concept of the HerFlexAppeal.com website.

    Even though new content and the quantity of content are the basic requirements for success of the HerFlexAppeal website, DigiCurve is dedicated to "quality over quantity" in providing high quality, professional images that will differentiate the Company's product offering from the competition. The website subscribers will be able to enjoy imagery containing artistic taste and quality only found in the finest of men's magazines currently available in the marketplace today.

Marketing

    The Internet product and services industry has developed some time tested marketing techniques that are still valid in today's market environment. Internet marketing can be very cost effective in branding a product to a very large audience. These techniques include non-spam direct mail initiatives, registration with well-established industry-wide search engines, and reciprocal marketing arrangements with similar websites.

    DigiCurve, Inc. plans to promote the awareness of the HerFlexAppeal.com website through a marketing plan that consists of nine major components:

   (1) Register the website with Internet search engines.
   (2) List the website on free directories.
   (3) Develop link exchanges with similar websites.
   (4) Provide free sample content to other websites to drive traffic to our website.
   (5) Post information on bulletin boards.
   (6) Post free sample content on related newsgroups.
   (7) Sponsor model searches on the Internet.
   (8) Sponsor female competitions.
   (9) Develop non-spam direct email campaigns.

    The Company intends to register the HerFlexAppeal.com website on as many Internet search engines as is practical. DigiCurve believes that the most important search engine on which it can register the website is the Google search engine because many other search engines, such as Lycos and Excite, use it as a primary source for their search results.

    A link exchange means that DigiCurve places a link to a related website on the HerFlexAppeal.com website. In exchange, the related website reciprocates by placing a link to HerFlexAppeal.com on their website. The Company anticipates being able to establish at least 60 link exchanges within the next twelve months.

Direct Competition

    DigiCurve's primary competition is from other web-based entertainment directories and providers of athletic female content, although the Company does compete with other formats, such as video and DVD, for the delivery of content. Many websites will compete with HerFlexAppeal.com for visitors and advertisers and the Company expects this competition to increase in the future. The Company believes that the primary competitive factors in the market include brand recognition, the volume and quality of content, products, and services available on HerFlexAppeal.com, ease of use, sales and marketing efforts, and user demographics. The Company's significant competitors include Builtmore.com, HerBiceps.com, FitSights.com, FemFlex.com, AthleticWomenMagazine.com, Women's Physique World, and BaronSports.com.
The Company believes that some of its competitive strengths include the branding of HerFlexAppeal.com domain name, ease of use of the website, and quality of content. The Company intends to build strong brand recognition and increase the amount of products and services offered as the Company builds its website and increases exposure on the Internet by advertising and search engine registration.
Staffing

    As of August 31, 2005, DigiCurve has no permanent staff other than its sole Officer and Director, Mr. John Paul Erickson, who is the President and Chairman of the Company. Mr. Erickson is self-employed and has the flexibility to work on DigiCurve up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present.

Employees and Employment Agreements

    At present, DigiCurve has no employees other than its current Officer and Director, Mr. Erickson, who has not been compensated. There are no employment agreements in existence. The Company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the Company may adopt plans in the future. There are presently no personal benefits available to the Company's director.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    This section of the Prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

    We are a development-stage Company organized to enter into the online content provider industry specializing in images of physically fit athletic females. We have recently commenced business operations and have generated minimal revenues.

    Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this Offering. Accordingly, we must raise cash from sources other than from the sale of our content and services. Our only other source for cash at this time is investments by others in this Offering. We must raise cash to implement our business strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to pay for and develop new content and services.

    To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this Prospectus.

                                MANAGEMENT

Officers and Directors

    Our sole Director serves until his successor is elected and qualified. Our sole Officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole Officer and Director.

    The name, address, age, and position of our present Officer and Director is set forth below:

Name and Address               Age   Position(s)
----------------               ---   -----------
John Paul Erickson              47    President, Secretary/ Treasurer, Chief
Suite 818, Drake Street               Financial Officer, and Chairman of the
Vancouver, British Columbia           Board of Directors.
Canada V6B 5W7

    The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officers and Directors

    Mr. John Paul Erickson has spent the past several years operating a number of successful e-commerce websites, employing his experience in journalism, photography, and business management. Since 1989 to present, Mr. Erickson has freelanced in the field of journalism and photography. His work has appeared in a wide variety of international publications including Muscle and Fitness, MuscleMag International, Natural Bodybuilding and Fitness, Pro Wrestling Illustrated, and Oxygen. Additionally, he has published a number of health-related subscription newsletters.

    Coinciding with Mr. Erickson's freelance activities in sports photography and journalism, he practiced hypnotherapy at the Branigan Medical Clinic under Dr. Don Branigan in Whitehorse, Yukon Territories, Canada during the period of 1991 through 1994. From 1994 through to 1997, Mr. Erickson was Marketing director for the Regina Hotel in Whitehorse.

Conflicts of Interest

    At the present time, the Company does not foresee any direct conflict of interest between Mr. Erickson's other business interests and his involvement in DigiCurve.

                            EXECUTIVE COMPENSATION

Summary Of Compensation

    DigiCurve has made no provisions for cash compensation or for non-cash compensation to its sole Officer and Director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary.

Employment Agreements

    At this time, DigiCurve has not entered into any employment agreements with its sole Officer and Director. The Company may in the future, if there is available cash flow from operations, enter into employment agreements with its Directors and Officers and key staff members.

Stock Option Plan

    The Board of Directors of DigiCurve has not adopted a stock option plan ("Stock Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. DigiCurve may develop an incentive based stock option plan for its Officers and Directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

    The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                         PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this Offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                            Number of           % of
                                           Shares After     Ownership After
Name and Address         Number of      Offering Assuming  Offering Assuming
Beneficial             Shares Before       All of the        All of the
Ownership (1)          the Offering      Shares are Sold   Shares are Sold
----------------       ------------      ---------------   ---------------
John Paul Erickson,      7,000,000          7,000,000           49.2%
Suite 818, Drake Street,
Vancouver, British Columbia,
Canada V6B

All Officers and Directors
as a Group (1 person)    7,000,000          7,000,000           49.2%


(1) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Erickson is the only "promoter" of our Company.

Future Sales by Existing Stockholders

    A total of 7,000,000 shares of common stock were issued to our sole Officer and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on October 15, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

    Because our sole Officer and Director will continue to retain majority control of us after the Offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                        DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:


    - have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
    - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
    - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
    - and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this Offering is completed, present stockholders will own approximately 49.2% of our outstanding shares.

Cash Dividends

    As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we at present have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reporting

    After we complete this Offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

    We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, DigiCurve will act as its own transfer agent.

                          CERTAIN TRANSACTIONS

    In October 2004, we issued a total of 7,000,000 shares of common stock to John Paul Erickson, our sole Officer and Director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. From December 2004 through to August 2005, we issued a total of 3,200,000 common shares for consideration of $16,000, which was accounted for as a purchase of common stock.

                              LITIGATION

    We are not a party to any pending litigation and none is contemplated or threatened.

                               EXPERTS

    Our financial statements for the period from inception to August 31, 2005, included in this Prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

    Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111 has acted as our legal counsel. Mr. Nichols has provided his opinion on the legality of the 3,200,000 shares of common stock being registered on behalf of certain Selling Shareholders by way of this Prospectus.

                         FINANCIAL STATEMENTS

    Our fiscal year end is February 28th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

    FINANCIAL STATEMENTS                                     Page
    --------------------                                     ----
      Auditors Report                                         F-2
      Balance Sheets                                          F-3
      Statements of Operations                                F-4
      Statement of Stockholders' Equity                       F-5
      Statements of Cash Flows                                F-6
      Notes to the Financial Statements               F-7 thru 11


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

    Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, from their Vancouver, British Columbia, Canada office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.



                              DigiCurve, Inc.
                      (A Development Stage Company)

                          FINANCIAL STATEMENTS

                           February 28, 2005

                                   and

                              August 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      -------------------------------------------------------

To the Stockholders and Board of Directors of DigiCurve, Inc.

We have audited the balance sheets of DigiCurve, Inc. (a development stage company) as at August 31, 2005 and February 28, 2005 and the statements of operations, changes in stockholders' equity and cash flows for the periods from July 21, 2004 (inception) to February 28, 2005, the six months ended August 31, 2005, and the period July 21, 2004 (inception) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2005 and February 28, 2005, and the results of its operations and cash flows and the changes in stockholders' equity for the periods from July 21, 2004 (inception) to February 28, 2005, the six months ended August 31, 2005, and the period July 21, 2004 (inception) to August 31, 2005, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------

CHARTERED ACCOUNTANTS



Vancouver, B.C.
September 28, 2005

                               DIGICURVE, INC.
                       (A Development Stage Company)

                               BALANCE SHEETS



                                                     August 31,    February 28,
                                                       2005            2005
-------------------------------------------------------------------------------

                                   ASSETS

CURRENT ASSETS
   Cash                                              $   9,080     $   13,932
   Accounts Receivable                                   1,020            214
                                                      -----------------------
                                                     $  10,100     $   14,146
                                                      =======================


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities          $   3,500     $    5,100
   Due to related parties (Note 5)                           -          1,699
                                                      -----------------------
                                                         3,500          6,799
                                                      -----------------------


GOING CONCERN CONTINGENCY AND COMMITMENTS (Notes 1 and 4)

STOCKHOLDERS' EQUITY
   Capital stock (Note 3)
   Authorized
      75,000,000 shares of common stock, $0.001 par value,
   Issued and outstanding
      10,200,000 shares of common stock
         (February 28, 2005: 9,400,000)                10,200          9,400
   Additional paid in capital                          12,800          9,600
   Deficit accumulated during development stage        (16,400)       (11,653)
                                                      -----------------------

                                                         6,600          7,347
                                                      -----------------------

                                                     $  10,100     $   14,146
                                                     =======================




The accompanying notes are an integral part of these financial statements

                              DIGICURVE, INC.
                      (A Development Stage Company)

                         STATEMENTS OF OPERATIONS


                                         Six months July 21, 2004 July 24, 2004
                                           ended    (inception)to (inception)to
                                         August 31,  February 28,  February 28,
                                            2005        2005          2005
-------------------------------------------------------------------------------


WEBSITE REVENUE                          $   5,102   $       214   $     5,316

GENERAL AND ADMINISTRATIVE EXPENSES
   Office and general                        7,724         6,674        14,398
   Professional fees                          2,125         5,193         7,318
                                          -------------------------------------

                                              9,849        11,867        21,716
                                          -------------------------------------

NET LOSS FOR THE PERIOD                  $   (4,747) $   (11,653)  $   (16,400)
                                         ====================================



BASIC NET LOSS PER SHARE                 $    (0.00) $     (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                    10,095,652    4,808,610




















The accompanying notes are an integral part of these financial statements

                             DIGICURVE, INC.
                      (A Development Stage Company)

                    STATEMENT OF STOCKHOLDERS' EQUITY

   FOR THE PERIOD FROM JULY 21, 2004 (INCEPTION) TO AUGUST 31, 2005


                                                           Deficit
                               Common Stock               Accumulated
                               ------------   Additional    During
                           Number of           Paid In    Development
                            Shares     Amount  Capital      Stage       Total
-------------------------------------------------------------------------------

Balance, July 21, 2004             -  $     -  $       -   $        - $      -

Common stock issued for
   cash at $0.001 per share
      October 15, 2004     7,000,000    7,000          -            -    7,000

Common stock issued for
   cash at $0.005 per share
      December 30, 2004    1,600,000    1,600      6,400            -    8,000
      January 28, 2005       420,000      420      1,680            -    2,100
      February 23, 2005      380,000      380      1,520            -    1,900

Net loss for the period            -        -          -      (11,653) (11,653)
                           ----------------------------------------------------

Balance, February 28, 2005 9,400,000    9,400      9,600      (11,653)   7,347

Common stock issued for
   cash at $0.005 per share
      March 25, 2005         800,000      800      3,200            -    4,000

Net loss for the period            -        -          -        (4,747) (4,747)
                           ----------------------------------------------------

Balance, August 31, 2005  10,200,000  $10,200   $ 12,800   $   (16,400) $6,600
                         ====================================================











The accompanying notes are an integral part of these financial statements

                               DIGICURVE, INC.
                       (A Development Stage Company)

                          STATEMENTS OF CASH FLOWS


                                       Six months  July 21, 2004  July 21, 2004
                                         ended         ended      (inception)to
                                       August 31,  February 28,     August 31,
                                         2005          2005           2005
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period            $  (4,747)   $  (11,653)   $    (16,400)
   Adjustments to reconcile net
      loss to net cash from
      operating activities:
    - accounts receivables                 (806)         (214)
(1,020)
    - accounts payable and
         accrued liabilities             (3,299)        6,799           3,500
                                      ---------------------------------------
NET CASH USED IN OPERATING
   ACTIVITIES                            (8,852)       (5,068)
(13,920)
                                      ---------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds on sale of common stock       4,000        19,000          23,000
                                      ---------------------------------------

NET CASH PROVIDED BY FINANCING
   ACTIVITIES                             4,000        19,000          23,000
                                      ---------------------------------------

INCREASE (DECREASE) IN CASH              (4,852)       13,932           9,080

CASH, BEGINNING OF PERIOD                13,932             -               -
                                      ---------------------------------------

CASH, END OF PERIOD                  $    9,080    $   13,932   $       9,080
                                      =======================================


Supplemental disclosures with respect to cash flows:

   Interest paid                     $      -      $      -     $        -

   Income taxes paid                 $      -      $      -     $        -



The accompanying notes are an integral part of these financial statements.

                           DIGICURVE, INC.
                   (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS

               AUGUST 31, 2005 AND FEBRUARY 28, 2005


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------
DigiCurve, Inc. ("DigiCurve") is in the initial development stage and has incurred losses since inception totalling $16,400. The Company was incorporated on July 21, 2004 in the State of Nevada. The Company's fiscal year end is February 28. The Company was organized to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" where the Company's content will be available for viewing and downloading. The Company will create its own original content by hiring female models and creating pictorial albums available for online viewing. The Company will attend various body-building, fitness and sports competitions throughout the world that attract the talent required for the Company's website content. The Company has a revenue sharing agreement with Diana The Valkyrie whereby Diana The Valkyrie will provide website design and server space, technical support, administration and billing in return for 50% of revenues.

To date the Company has generated minimal revenues from its business operations. The ability of the Company to continue as a going concern is dependant on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and a Private Placement Offering Memorandum for 10,000,000 shares at $0.005 per share. As of August 31, 2005 the Company had sold 10,200,000 shares and had received $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $.001 per share for net proceeds of $7,000 and 3,200,000 shares were issued at $.005 per share for net proceeds of $16,000 pursuant to the Private Placement Offering Memorandum.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at August 31, 2005 the Company had net operating loss carry forwards. However, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Income (Loss) per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Revenue Recognition
The Company derives its revenues from website subscriptions and records only its 50% share of the revenues in accordance with a revenue sharing agreement. The amount and collectability of these subscription revenues is subject to uncertainty; accordingly revenues are recognized when the amount can be determined and collectability can be reasonably assured.

Website Development Costs
The Company has adopted the provisions of EITF 00-2 "Accounting for Web Site Development Costs" and AICPA SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase, including costs of acquiring content, are expensed as incurred. The Company has not currently incurred any significant development costs relating to its operational websites.

Stock-based Compensation
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. As the Company has not granted any stock options no pro-forma disclosure has been provided.

The Company has elected to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18 ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact which the adoption of this standard will have on the Company's financial condition or results of operations, should the Company grant stock options in the future.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets", an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

NOTE 3 - CAPITAL STOCK
----------------------
The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at August 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended February 28, 2005, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement
On October 19, 2004 the Company issued a Private Placement Offering Memorandum offering 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of August 31, 2005 the Company had sold 3,200,000 shares and had received $16,000 in proceeds from the sale of the Company's common stock.

NOTE 4 - COMMITMENTS
--------------------
On July 15, 2004 the Company entered into a Consulting Services Agreement with the Altres Group LLC ("Altres") to assist in the creation of the corporate entity, obtaining a United States public listing, and other related matters regarding the preparation and filings of materials related to a public company filing.

DigiCurve has agreed to pay Altres a total of $45,000 for its services of which $5,000 was paid on October 28, 2004 and the remaining $40,000 balance is to be payable immediately upon filing of a Form 15 (C) 211 package with a securities broker/dealer and acceptance of same by the NASD.

NOTE 5 - INCOME TAXES
---------------------
The Company has adopted FASB No. 109 for reporting purposes. As of August 31, 2005, the Company had net operating loss carry forwards of approximately $16,400 that may be available to reduce future years' taxable income and will expire commencing 2015. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

         Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

    The estimated expenses of the Offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

        Legal and Accounting                             $ 2,062
        SEC Filing Fee                                        15
        Printing                                             250
        Transfer Agent                                     2,100
                                                           -----
        TOTAL                                            $ 4,427
                                                           -----

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

    DigiCurve is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of August 31, 2005, we had issued 7,000,000 common shares to our sole Officer and Director for total consideration of $7,000. In addition, we have issued 3,200,000 common shares for total consideration of $16,000 to a total of eight registered shareholders, four of whom reside outside the United States.

    DigiCurve is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

    During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

October 15, 2004

    We issued 7,000,000 common shares to the sole Officer and Director of the Company for cash proceeds of $7,000, or $0.001 per share.

December 30, 2004

    We issued 1,600,000 common shares to four individual investors for cash proceeds of $0.005 per share.

January 28, 2005

    We issued 420,000 common shares to one individual investor for cash proceeds of $0.005 per share.

February 23, 2005

    We issued 380,000 common shares to one individual investor for cash proceeds of $0.005 per share.

March 25, 2005

    We issued 800,000 common shares to two individual investors for cash proceeds of $0.005 per share.

    Five of the above investors are normally resident outside of the United States; the transaction took place outside of the of United States; the securities were offered and sold in a foreign country (Canada) pursuant to Regulation S of the Securities Act of 1933. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. None of the above are deemed to be accredited investors.

    Share transactions that took place within the United States were offered subject at all times to the restrictions on the sale and resale of the offered shares specified in WAC 460-44A-504 and California Corporate Code 25102 (f) and according to Rule 144 promulgated pursuant to the Act by the Securities and Exchange Commission.

(b) Use of proceeds

    We have spent a portion of the above proceeds to pay for costs associated with this Prospectus and expect the balance of the proceeds to be mainly applied to further costs of this Prospectus and administrative costs.

    We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this Offering.

                                  EXHIBITS

    The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.


Exhibit No.     Document Description
-----------     --------------------
  3.1           Articles of Incorporation of DigiCurve, Inc.
  3.2           Bylaws of DigiCurve, Inc.
  4.1           Specimen Stock Certificate of DigiCurve, Inc.
  5.1           Opinion of Jeffrey Nichols regarding the legality of the
                  securities being registered
  10.1          Altres Group, LLC Consulting Services Agreement
  10.2          Diana The Valkyrie Revenue Sharing Agreement
                  HerFlexAppeal.com website
  23.1          Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                  Accountants
  99.1          Subscription Agreement of DigiCurve, Inc.

(b) Description of Exhibits

Exhibit 3.1

    Articles of Incorporation of DigiCurve, Inc., dated June 24, 2004.

Exhibit 3.2

    Bylaws of DigiCurve, Inc., approved and adopted on July 21, 2004.

Exhibit 4.1

    Specimen Stock Certificate of DigiCurve, Inc.

Exhibit 5.1

    Opinion of Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111, dated November 4, 2005, regarding the legality of the securities being registered.

Exhibit 10.1

    Altres Group, LLC Consulting Services Agreement, effective July 15, 2004.

Exhibit 10.2

    Diana The Valkyrie Revenue Sharing Agreement HerFlexAppeal.com website

Exhibit 23.1

    Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700
- 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated November 4, 2005, regarding the use in this Registration Statement of their report of the auditors and financial statements of DigiCurve, Inc. for the period ending August 31, 2005.

Exhibit 99.1

    Subscription Agreement of DigiCurve, Inc.

                               UNDERTAKINGS

    Presently the sole Officer and Director of DigiCurve, Inc. is not covered by liability insurance. However, DigiCurve's Articles of Incorporation state that the Company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director, or officer of DigiCurve exists which would affect his liability in that capacity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

    a. To include any Prospectus required by Section 10(a)(3) of the Securities Act;

    b. To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                               SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 4th day of November, 2005.

DigiCurve, Inc.

BY: /s/ John Paul Erickson
    ----------------------
        John Paul Erickson
        President, CFO

    Know all men by these present, that each person whose signature appears below constitutes and appoints John Paul Erickson, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                    Title                               Date
---------                    -----                               ----
                         President, Chief Executive Officer  November 4, 2005
/s/ John Paul Erickson   (Principal Executive Officer),
----------------------   Chief Financial Officer and a
                         member of the Board of Directors.

Exhibit 3.1

                        ARTICLES OF INCORPORATION
                                   OF
                             DIGICURVE, INC.

   The undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

                             ARTICLE I

   The name of the corporation, which is hereinafter referred to as "the corporation" is:

         DIGICURVE, INC.

                             ARTICLE II
   The name and address of the Resident Agent for the service of process is:

         NEVADA STATE CORPORATE NETWORK, INC.
         2764 LAKE SAHARA DRIVE, SUITE 111
         LAS VEGAS, NEVADA 89117

                            ARTICLE III

   The corporation is organized for the purpose of engaging in Any Lawful Activity, within or without the State of Nevada.

                             ARTICLE IV

   The total number of shares of authorized capital stock of the Corporation shall consist of seventy-five million (75,000,000) shares of common stock at ..001 par value.

   The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.

   Stockholders of the corporation have a preemptive right, granted on uniform terms and conditions prescribed by the Board of Directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them limited by the provisions of NRS 78.267.

   The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                 ARTICLE V

   The name and address of the one member of the Board of Directors is as follows:

      1. John Paul Erickson, Suite 818-600 Drake Street, Vancouver, B.C., Canada V6B 5W7.

                                ARTICLE VI

   The liability of the directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer is hereby eliminated pursuant to NRS 78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of NRS 78.300.

                               ARTICLE VII

Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

                               ARTICLE VIII

The name and address of the incorporator of DIGICURVE, INC., is:

      Nevada State Corporate Network, Inc.
      2764 Lake Sahara Drive Suite 111
      Las Vegas, Nevada, 891 7.

Dated: June 24th 2004                             /s/Chau Tran
                                                  ------------
                                                 On Behalf of Nevada State
                                                  Corporate Network, Inc.


      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, NEVADA STATE CORPORATE NETWORK, INC. do hereby accept appointment as Resident Agent for DIGICURVE, INC.

Dated: June 24th 2004.                            /s/Chau Tran
                                                 -------------
                                                 On Behalf of NEVADA STATE
                                                  CORPORATE NETWORK, INC.

Exhibit 3.2

                                  BY-LAWS
                                     OF
                               DigiCurve, Inc.

                            A Nevada Corporation

                                  ARTICLE I

SHAREHOLDERS

1. Annual Meeting

   A meeting of the shareholders shall be held annually for the elections of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors, but in no event later than 100 days after the anniversary of the date of incorporation of the Corporation.

2.  Special Meetings

   Special meetings of the shareholders may be called by the Board of Directors, Chairman of the Board or President and shall be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such special meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

3.  Place of Meetings

   Meetings of the shareholders shall be held at such place within or outside of the State of Nevada as may be fixed by the Board of Directors. If no place is fixed, such meetings shall be held at the principal office of the Corporation.

4.  Notice of Meetings

   Notice of each meeting of the shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

   If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

   A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon paid, directed to the shareholder at his address as it appears on the record of the shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him at such other address.
   When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 4.

5.  Waiver of Notice

   Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

6.  Inspectors of Election

   The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of his ability.

   The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of any vote certified by them.

7.  List of Shareholders at Meetings

   A list of the shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall require such list of the shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

8.  Qualification of Voters

   Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in its name on the record of the shareholders.

   Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

   Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, other than a trustee, may be voted by such fiduciary, either in person or by proxy, without the transfer of such shares into the name of such fiduciary. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

   Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

   No shareholder shall sell his vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.

9.  Quorum of Shareholders

   The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

   When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

   The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

10.  Proxies

   Every shareholder entitled to vote at a meeting of the shareholders, or to express consent or dissent without a meeting, may authorize another person or persons to act for him by proxy.

   Every proxy must be signed by the shareholder or its attorney. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

   The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy, unless before the authority is exercised written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

11.  Vote or Consent of Shareholders

   Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

   Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

   Whenever shareholders are required are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

12.  Fixing The Record Date

   For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action.

   When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                               ARTICLE II

BOARD OF DIRECTORS

1.  Power of Board and Qualifications of Directors

   The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least eighteen years of age.

2.  Number of Directors

   The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. Unless otherwise fixed by the directors, the number of directors constituting the entire Board shall be four.

3.  Election and Term of Directors

   At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified or until their death, resignation or removal in the manner hereinafter provided.

4.  Quorum of Directors and Action by the Board

   A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

   Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

5.  Meetings of the Board

   An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.

   Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment.

   No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Nevada time, on the third day prior to the meeting or by telegram, written message or orally not later than noon, Nevada time, on the day prior to the meeting. Notices are deemed to have been properly given if given: by mail, when deposited in the United States mail; by telegram at the time of filing; or by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

   Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any director.

   A notice, or waive of notice, need not specify the purpose of any meeting of the Board of Directors.

   A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

6.  Resignations

   Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

7.  Removal of Directors

   Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

8.  Newly Created Directorships and Vacancies

   Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholder. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

9.  Executive and Other Committees of Directors

   The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders' approval; (b) the filling of vacancies in the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or (f) the removal or indemnification of directors.

   The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

   Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

   Each such committee shall serve at the pleasure of the Board of Directors.

10.  Compensation of Directors

   The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

11.  Interest of Directors in a Transaction

   Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud any such contract and transaction conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee, as the case may be; or (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

   Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Corporation.


                                ARTICLE III

OFFICERS

1.  Election of Officers

   The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

2.  Other Officers

   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

3.  Compensation

   The salaries of all officers and agents of the Corporations shall be fixed by the Board of Directors.

4.  Term of Office and Removal

   Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

5.  President

   The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also preside at all meeting of the shareholders and the Board of Directors.

   The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

6.  Vice Presidents

   The Vice Presidents, in the order designated by the Board of Directors, or in absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

7.  Secretary and Assistant Secretaries

   The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be described by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation then in the order of their election, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8.  Treasurer and Assistant Treasurers

   The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

   The Treasurer shall disburse the funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

   If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

   The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, in the absence of the Treasurer or in the event the Treasurer's inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

9.  Books and Records

   The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses. The Corporation shall also keep at its office in the State of Nevada or at the office of its transfer agent or registrar in the State of Nevada, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

   The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

10.  Checks, Notes, etc.

   All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.


                                  ARTICLE IV

CERTIFICATES AND TRANSFER OF SHARES

1.  Forms of Share Certificates

   The share of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

   Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

   Each certificate representing shares shall state upon the face thereof:
(a) that the Corporation is formed under the laws of the State of Nevada; (b) the name of the person or persons to whom issued; and (c) the number and class of shares, and the designation of the series, if any, which certificate represents.

2.  Transfers of Shares

   No share or other security may be sold, transferred or otherwise disposed of without the consent of the directors or until the Company is a reporting issuer, as defined under the Securities Exchange Act of 1934. The directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

   Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation of a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

3.  Lost, Stolen or Destroyed Share Certificates

   No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon: (a) production of evidence of loss, destruction or wrongful taking; (b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; (c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and (d) compliance with other such reasonable requirements as may be imposed.


                                 ARTICLE V

OTHER MATTERS

1.  Corporate Seal

   The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

2.  Fiscal Year

   The fiscal year of the Corporation shall be the twelve months ending December 31st, or such other period as may be fixed by the Board of Directors.

3.  Amendments

   Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by the Board of Directors, but any bylaws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

   If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

APPROVED AND ADOPTED this 21st day of July, 2004.

                                /s/ John Paul Erickson
                                ----------------------
                                    John Paul Erickson
                                    President

Exhibit 4.1

                          FORM OF STOCK CERTIFICATE

                                TEXT ON FACE

NUMBER                                                           SHARES
________                                                       ________

                              DIGICURVE, INC.

            Incorporated Under the Laws of the State of Nevada

PAR VALUE $0.001                                  CUSIP NO. ___________
COMMON STOCK

This Certifies that _________________________________________________

is the owner of _____________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

                              DIGICURVE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:
                                    Countersigned and Registered:

_________________________           The transfer agent, Inc.
President                          (City, State) Transfer Agent

         By: _________________________
                                    Authorized Signature

                             [Corporate Seal]





                             TEXT ON REVERSE

         The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitation, and relative rights of the shares of each class or series authorized to be issued, so far as they will have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

         For value received ________ hereby sell, assign and transfer unto
________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________
Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated _________________, 20___            ____________________________

IN PRESENCE OF________________________________________________________

Exhibit 5.1


November 4, 2005

DigiCurve, Inc.
2764 Lake Sahara Drive, Suite 111
Las Vegas, NV 89117

   Re: Registration Statement on Form SB-2 for sale of up to 4,000,000 Common Shares by the Company and 3,200,000 Common Shares by Selling Shareholders.

Ladies and Gentlemen:

   We have been engaged as counsel to DigiCurve, Inc., a Nevada corporation (the "Company"), for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company's Registration Statement (the "Registration Statement") for the offer and sale by the Company of up to an aggregate of 4,000,000 shares and the offer and sale by eight selling shareholders of up to an aggregate of 3,200,000 shares the Company's Common Stock, $.001 par value per share, as described in the Registration Statement (the "Shares").

   We have made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we have deemed necessary for the purpose of rendering this opinion.

   We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

   Based on the foregoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that (1) the Shares offered by the Company to be issued have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable and (2) the Shares offered by the selling shareholders were validly issued, fully paid and non-assessable.

   This opinion is limited to the laws of the State of Nevada and federal law as in effect on the date hereof, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

   We hereby consent to the use of our name under the appropriate sections in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Jeffrey A. Nichols
----------------------
Jeffrey A. Nichols
Attorney at Law

Exhibit 10.1

   This Consulting Services Agreement ("Agreement") sets forth the terms and conditions upon which ALTRES GROUP, LLC ("ALTRES") is engaged by DIGICURVE, INC., including successors or assigns (collectively "DIGICURVE") to effect certain transactions ("the Transactions") intended to (1) assist and/or facilitate in the creation of the corporate entity to be called DIGICURVE;
(2) provide consulting services and/or assistance to the company so that it is in a position to become a United States reporting company; (3) assist in the preparation and/or making the appropriate filings to effectuate the company as a publicly-traded entity; (4) assist and/or facilitate the registration for sale of either existing shareholder shares or shares to be issued in a public offering; and, for related matters.

1.0 SERVICES PROVIDED.

Following its engagement, ALTRES and its affiliates will:

1.1 Advise DIGICURVE on the structure of Transactions and actions to be taken by DIGICURVE in preparation for the completion of the Transactions;

1.2 Take such steps as may be appropriate to organize DIGICURVE in preparation for becoming a United States reporting company;

1.3 Effectuate such filings as are necessary to allow DIGICURVE to become a trading company;

1.4 Help prepare and file with the Securities and Exchange Commission a Form 10SB or SB-2 describing the DIGICURVE business and registering the company as a reporting company with the SEC;

1.5 Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

1.6 Assist the Company with listing its securities on the NASD "Pink Sheets" or OTC-Bulletin Board;

1.7 Prepare and file with the Securities and Exchange Commission a Form SB-2, or other such form as the situation may require, to register either (1) the "restricted" shares held by existing shareholders for sale or (2) new shares for issuance by the Company.

1.8 Take any other actions reasonably required of it to complete the Transactions as may be contemplated by this agreement.

2.0  PAYMENTS.

2.1 DIGICURVE will pay ALTRES a total of $45,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made $5,000 on execution of this agreement, with the remaining $40,000 balance payable immediately upon filing of a Form 15(c)211 package with a securities broker/dealer and acceptance of same by the NASD as part of DIGICURVE's effort to have its securities become publicly traded. Payments hereunder are deemed accrued when payable and are non-refundable. Any payments not paid timely as set forth herein shall accrue at an annual rate of 15%, payable monthly, until such time as they are paid in full

3.0. EXPENSES.

3.1 ALTRES will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

3.2 DIGICURVE will pay its own and any third-party expenses (other than those expenses of ALTRES) including without limitation, SEC, Federal, State, and Nasdaq filing fees, underwriting and market making costs, corporate financial relations, accounting fees, and duplicating costs and other expenses of the Company. ALTRES will not incur any expenses on behalf of the Company unless permitted by it to do so in writing.

4.0.AGREEMENT TO COMPLETE TRANSACTIONS.

4.1 DIGICURVE agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for DIGICURVE; obtaining consents of the Board of Directors and the shareholders of DIGICURVE, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate, making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

4.2 In the event that at any time DIGICURVE determines not to continue with the Transactions, ALTRES hereby grants to DIGICURVE the right to buyout the interest of ALTRES in this agreement on the terms contained herein, in which case ALTRES agrees not to seek specific enforcement of this agreement. In the event that DIGICURVE elects not to continue with the Transactions (or if DIGICURVE does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) ALTRES will be entitled to receive, in full, all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that DIGICURVE will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by ALTRES or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

4.3 ALTRES represents and warrants that it will timely take all steps reasonab1e and necessary to complete the Transactions and to cause the securities of the Company to trade in the United States secondary market, and for the Company to become a registered reporting company with the United States Securities and Exchange Commission by way of a filing of a Form 10SB or Form SB-2 to register either the shares held by existing shareholders or to register shares to be issued by the Company in a public offering.

5.0 PERFORMANCE OF SERVICES BY OTHERS.

From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts, and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties, if engaged by the Company will be borne by it.

6.0 ACTIONS AND UNDERSTANDINGS.

6.1 DIGICURVE understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. DIGICURVE understands that in order to achieve the greatest market interest in its securities, it, its officers, and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of I934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective investment bankers and institutions.

6.2 DIGICURVE understands that the completion of the Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Company, market conditions, and other factors over which neither ALTRES nor its affiliates have any control.

6.3 DIGICURVE understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business p1ans and operations, to operate at a profit and similar business considerations. DIGICURVE represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

6.4 DIGICURVE understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth, and market price of its securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

6.5. During the Transactions and so long as ALTRES or an affiliate may be a Shareholder of the Company, it will provide ALTRES continuing and reasonable access as requested to all information concerning the Company's operations, past, current, and intended, including, without limitation, full access to the financial records of the Company as any other shareholder of record upon 15 days written notice at the expense of ALTRES.

7.0. COMPLIANCE WITH SECURITIES LAW.

Now and following the Transactions, as applicable, DIGICURVE represents and warrants that:

7.1 DIGICURVE and its affiliates will at all times observe and comply with Federal and State securities laws, rules, and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or nor affiliated with DIGICURVE, from engaging in any transactions in contravention of such laws, rules, and regulations.

7.2 DIGICURVE and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 10-SB or Form SB-2 by the Company and will assure that all such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, DIGICURVE and its affiliates will timely provide all requested information and documents, including officers and directors questionnaires.

7.3 DIGICURVE and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within is control to prohibit my officer, director, other affiliate; agent or emp1oyee from engaging in such conduct.

7.4 The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company's securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities 1aws, rules, and regulations and wil1 not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

7.5 For not less than 36 months following execution of this agreement, and when applicable, the Company will timely make all required Federal, State, and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities

8.0 NOTICES.

Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the mariner provided for in this paragraph.

In the case of DIGICURVE or the Company to:

DIGICURVE, INC.
c/o JP Erickson
Suite 818, 600 Drake Street
Vancouver, BC Canada V6B 5W7

Or to:

DIGICURVE, INC.
2764 Lake Sahara Drive - Suite 111
Las Vegas, NV 89117

In the case of ALTRES to:

ALTRES GROUP LLC
4327 S Pittsburg
Spokane, WA 99203

9.0  ARBITRATION.

9.1 SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past, or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause will be resolved by arbitration before the American Arbitration Association within the state of California.

9.2 CONSENT TO JURISDICTION, SITUS, AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

9.3 APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws

9.4 DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters that are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

9.5 RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

9.6 FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding, and non-appealable except to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each Party to the arbitration shall pay its own costs and counsel fees.

9.7 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive, or multiple damages.

9.8 COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

9.9 INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

9.10 SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

10.0 ASSIGNMENT.

In order to better carry out the Transactions, ALTRES may assign all or parts of this agreement provided that the assignee agrees to all the terms and conditions of this agreement pertaining to such assignment. An assignment will not relieve ALTRES of any of its obligations under this agreement.

11.0 CONFIDENTIALITY.

As a result of entering in to this agreement, DIGICURVE will have access to information which ALTRES regards as confidential and proprietary regarding ALTRES' methods of carrying out the Transactions (collectively the "Business of ALTRES"). DIGICURVE agrees that it will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, know-how, techniques, or information with respect to ALTRES or the Business of ALTRES without the prior written consent of ALTRES.

12.0 TERMINATION.

ALTRES may terminate this agreement, without further obligation or liability, at any time (i) that ALTRES has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, ALTRES will be entitled to retain all payments to it made or accrued prior to such termination. All fees will be refunded to DIGICURVE if it becomes evident that ALTRES can not or will not perform under the terms of this agreement.

13.0 MISCELLANEOUS.

13.1 COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents that may from time to time be necessary or appropriate to carry out the purposes of this agreement.

13.2 SCOPE OF AGREEMENT. This agreement and any attached pooling agreement constitute the entire understanding of the parties. No undertakings, warranties, or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

13.3 CURRENCY. All references to currency in this agreement are to United States Dollars.

13.4. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

14.0 EFFECTIVE DATE.

The effective date of this agreement is July 15, 2004.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

ALTRES Group, LLC


/s/ Jeffrey Nichols
-------------------
Managing Member

DIGICURVE, INC.


/s/ John Paul Erickson
----------------------
President


WARRANTIES BY OFFICERS, DIRECTORS, AND OTHER AFFILIATES.

Each of the undersigned officers, directors, and other affiliates of DIGICURVE agree that they have read this agreement and that they (i) will not violate any of the provisions of this agreement relating to compliance with securities laws, rules, and regulations (ii) will not violate any provision of this agreement relating to confidentiality of the business of ALTRES and
(iii) consent to be governed by the provisions of this agreement relating to arbitration in the case of any claims arising from their warranties herein.

Exhibit 10.2

Diana The Valkyrie Revenue Sharing Agreement HerFlexAppeal.com website -----Original Message-----
From: Diana the Valkyrie [mailto:valkyrie@thevalkyrie.com]
Sent: Tuesday, April 19, 2005 12:36 PM
To: JP Erickson

> Acknowledged
> Diana the Valkyrie

> Diana the Valkyrie
> http://www.TheValkyrie.com
> Vir durus bene vinci

> On Tue, 19 Apr 2005, JP Erickson wrote:

>> To: Diana The Valkyrie
>> From: JP Erickson / Her Flex Appeal
>> RE: HerFlexAppeal.com Revenue Share

>> Hello

>> My accountant has requested that I have you acknowledge our revenue share agreement on the Her >>Flex Appeal website. The acknowledgement follows:

>> Her Flex Appeal provides photographic, text and video content for the www.herflexappeal.com >>website.

>> Diana The Valkyrie provides the following services for the www.herflexappeal.com website:

>> - merchant account and credit card billing; password generation for site memberships
>> - website design; technical support for the website; server space and bandwidth
>> - membership administration and security
>> - marketing via links on the main Diana The Valkyrie site

>> Diana The Valkyrie and Her Flex Appeal share in the revenues generated by member subscriptions as >> set forth below:

>> 1. The subscriber membership price is currently $13.95 US per month.

>> 2. The merchant account banking service transaction fee (per monthly membership) is 12.5% of gross >> (or approximately $1.75 US).

>> 3. After the transaction fee is deducted, the net revenue of approximately $12.20 US is shared equally >>- with Diana The Valkyrie receiving 50 % (approximately $6.10 US) and Her Flex Appeal receiving
>>50 % (approximately $6.10 US).

>> 4. Diana The Valkyrie sends a monthly check payable in US funds to Her Flex Appeal for the Her
>> Flex Appeal share of net revenues.

>> Please respond to this email (keeping the above text in the body of your reply) by simply stating:
>>"Acknowledged - Diana The Valkyrie"

>> Thanks very much.
>> JP Erickson

Exhibit 23.1

November 4, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington  DC  20549


Re: DigiCurve, Inc. -Form SB-2 Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated November 4, 2005, of the following:

  Our report to the Stockholders and Board of Directors of DigiCurve, Inc. dated September 28, 2005 on the financial statements of the Company as at August 31, 2005 and February 28, 2005 and the statements of operations, changes in stockholders' equity and cash flows for the periods from July 21, 2004 (inception) to February 28, 2005, the six month period ended August 31, 2005 and the period July 21, 2004 (inception) to August 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

Exhibit 99.1

                           HOW TO SUBSCRIBE

A. Instructions.

     Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

     The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of _______________, 2005 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on _______________, 2005 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.

    All documents and cheques should be forwarded to:

     DIGICURVE, INC.
     2764 Lake Sahara Drive, Suite 111
     Las Vegas, NV 89117
     Attention: John Paul Erickson

THE PURCHASE OF SHARES OF DIGICURVE, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.











DIGICURVE, INC.
2764 Lake Sahara Drive, Suite 111
Las Vegas, NV 89117


                           SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated _______________, 2005.

Total Number of Shares to be Acquired: _____________________________ Amount to be Paid (price of $0.02 per Share): ______________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _________, 2005.

Signature: ___________________________________
Subscriber's Social Security or Identification Number: ______________ Print Name: _________________________________
Signature of Co-owners if applicable: _________________________________
Print Title: __________________________________

Address:  Number and Street: __________________________________________
City, State, Zip: ___________________________________________________

Name as it should appear on the Certificate:__________________________

If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property

If Fiduciary or Business Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney

Name and Type of Business Organization: _______________________________

                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of DIGICURVE,
INC. this ___   day of __________, 2005.

DIGICURVE, INC.

By ________________________________________________
     John Paul Erickson, President